Exhibit 99.1

THE DOLAN COMPANY ANNOUNCES PUBLIC OFFERING OF PREFERRED STOCK

MINNEAPOLIS, Minn. (January 22, 2012) – The Dolan Company (NYSE: DM), a leading provider of professional services and business information to the legal, financial and real estate sectors in the United States, today announced that it intends to engage in an underwritten public offering of a newly designated series of preferred stock, designated as its 8.5% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”). The company will file an application to list the Series B Preferred Stock on the New York Stock Exchange. The underwriters are selling the shares of the Series B Preferred Stock on a “best efforts” basis. The company plans to use the net proceeds from the offering to repay borrowings outstanding under its credit facility.

The shares will be issued pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

MLV & Co. LLC is acting as sole book-running manager for the offering, and Northland Capital Markets and Dougherty & Company are acting as co-managers for the offering.

The offering of these securities will be made only by means of a preliminary prospectus supplement and related prospectus. Copies of the prospectus and accompanying prospectus supplement relating to these securities may be obtained by contacting MLV & Co. LLC, 1251 Avenue of the Americas, New York, New York 10020, Attention: Randy Billhardt, e-mail: RBillhardt@mlvco.com, telephone: 212-542-5882.

The Dolan Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized outsourced services to the legal profession through its subsidiaries, NDeX, DiscoverReady and Counsel Press. NDeX is a leading provider of mortgage default processing services in the United States. DiscoverReady provides outsourced discovery management and document review services to major companies and law firms. Counsel Press is the nation’s largest provider of appellate services to the legal community. The company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted legal and professional audiences in each of the 19 geographic markets that it serves across the United States.

Investor Contact:

Bob Evans – 612-317-9430

Director of Business Development and Investor Relations - The Dolan Company

bob.evans@thedolancompany.com

“Northland Capital Markets” is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts are forward-looking statements. Such forward-looking statements include statements related to the company’s intended offering of the Series B Preferred Stock and the planned use of proceeds. Forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. These risks, uncertainties and other factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012, and those described in filings made with the SEC in connection with the planned offering of the Series B Preferred Stock. We undertake no obligation to update any forward-looking statements in light of new information or future events.